Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-57513, 333-71415, 333-87599, 333-88976, 333-88980 and 333-88982) of our report dated June 3, 2005, relating to the financial statements and supplemental schedule of the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan included in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Kirkland, Washington